EXHIBIT 10-o-2

Amended schedule of Executives of the Company who are a party to a Change of Control Agreement:

1.               C. M. Jones

2.               B. M. Abzug

3.               J. E. Besong

4.               G. R. Chadick

5.               R. M. Chiusano

6.               G. S. Churchill

7.               L. A. Erickson

8.               J. J. Gaspar

9.               H. L. Gregory

10.         H. M. Reininga

11.         K. L. Statler